EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the “Company”), do hereby make, nominate and appoint Christine K. Kalla and Wendy C. Skjerven, and each of them, with full powers to act without the other, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign on my behalf a Registration Statement on Form S-8 of The Travelers Companies, Inc. (the “Registration Statement”) relating to the registration of deferred compensation obligations of the Company pursuant to The Travelers Deferred Compensation Plan, as amended and restated, and to make such changes in and additions and amendments to the Registration Statement (including post-effective amendments) and to sign the same on my behalf, and to file the Registration Statement and all amendments to the Registration Statement, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and shall have the same force and effect as though I had manually signed such Registration Statement.

Date:  November 5, 2025

/s/ Russell G. Golden	/s/ Todd C. Schermerhorn
Russell G. Golden	Todd C. Schermerhorn

/s/ Thomas B. Leonardi	/s/ Laurie J. Thomsen
Thomas B. Leonardi	Laurie J. Thomsen

/s/ Clarence Otis Jr.	/s/ Bridget A. van Kralingen
Clarence Otis Jr.	Bridget A. van Kralingen

/s/ Elizabeth E. Robinson	/s/ David S. Williams
Elizabeth E. Robinson	David S. Williams

/s/ Rafael Santana
Rafael Santana